Exhibit 99.1

Steve Madden Announces Record Third Quarter 2021 Results

~ Raises Fiscal 2021 Guidance ~

~ Increases Share Repurchase Authorization ~

LONG ISLAND CITY, N.Y., November 3, 2021 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the third quarter ended September 30, 2021.

Amounts referred to as “Adjusted” exclude the items that are described under the heading “Non-GAAP Adjustments.”

Third Quarter 2021 Review

•	Revenue increased 52.4% to $528.7 million compared to $346.9 million in the same period of 2020.
•	Gross profit as a percentage of revenue increased to 41.6% compared to 40.3% in the same period of 2020.
•	Operating expenses as a percentage of revenue decreased to 24.9% compared to 29.7% in the same period of 2020. Adjusted operating expenses as a percentage of revenue were 27.0% in third quarter 2020.
•	Income from operations totaled $88.4 million, or 16.7% of revenue, compared to a loss from operations of ($3.0) million, or (0.9%) of revenue, in the same period of 2020. Adjusted income from operations totaled $46.2 million, or 13.3% of revenue, in the third quarter of 2020.
•	Net income attributable to Steven Madden, Ltd. was $66.6 million, or $0.82 per diluted share, compared to net loss attributable to Steven Madden, Ltd. of ($7.0) million, or ($0.09) per diluted share, in the same period of 2020. Adjusted net income attributable to Steven Madden, Ltd. was $31.8 million, or $0.39 per diluted share, in the third quarter of 2020.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “In the third quarter, we delivered the highest quarterly sales and earnings in our history, as the trend-right merchandise assortments created by Steve and his design teams continue to drive strong consumer demand for our brands and products. Our retail segment was again the standout, with outstanding results in both digital and brick-and-mortar channels, and our wholesale business showed strong sequential improvement and is poised to return to growth in the fourth quarter compared to 2019. Looking ahead, we are confident that – based on the strength of our brands, business model and people – we are well-positioned to drive profitable growth and enhance value for our stakeholders over the long term.”

Third Quarter 2021 Segment Results

Revenue for the wholesale business was $402.0 million, a 41.6% increase compared to the third quarter of 2020, with a 42.6% increase in wholesale footwear and a 38.7% increase in wholesale accessories/apparel. Gross profit as a percentage of wholesale revenue declined to 33.6% compared to 34.6% in the third quarter of 2020.

Retail revenue was $123.1 million, a 108.6% increase compared to the third quarter of 2020. Gross profit as a percentage of retail revenue rose to 65.9% compared to 63.8% in the third quarter of 2020.

The Company ended the quarter with 216 company-operated retail stores, including six e-commerce websites, as well as 17 company-operated concessions in international markets.

Balance Sheet and Cash Flow

During the third quarter of 2021, the Company repurchased 773,063 shares of the Company’s common stock for approximately $31.9 million, which includes shares acquired through the net settlement of employees’ stock awards. On November 2, 2021, the Board of Directors approved an increase in the Company’s share repurchase authorization of approximately $200 million, bringing the total to $250.0 million.

As of September 30, 2021, cash, cash equivalents and short-term investments totaled $259.9 million.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.15 per share. The dividend is payable on December 27, 2021 to stockholders of record as of the close of business on December 17, 2021.

Updated Fiscal 2021 Outlook

The Company is raising its fiscal 2021 guidance. For fiscal 2021, the Company now expects revenue will increase 50% to 52% over fiscal 2020. The Company now expects diluted EPS will be in the range of $2.21 to $2.26 and Adjusted diluted EPS will be in the range of $2.30 to $2.35.

Non-GAAP Adjustments

Amounts referred to as “Adjusted” exclude the items below.

For the third quarter of 2021:

•	There were no non-GAAP adjustments.

For the third quarter of 2020:

•	$8.7 million pre-tax ($6.7 million after-tax) expense in connection with payments and provisions for early lease termination charges, included in operating expenses.
•	$6.9 million pre-tax ($5.2 million after-tax) expense associated with the impairment of fixed assets and lease right-of-use assets.
•	$1.0 million pre-tax ($0.7 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$0.4 million pre-tax ($0.3 million after-tax) benefit in connection with the change in valuation of contingent considerations, included in operating expenses.
•	$33.0 million pre-tax ($25.2 million after-tax) expense associated with the impairment of certain trademarks.
•	$1.2 million loss in connection with the impairment of store fixed assets, impairment of lease right-of-use assets, restructuring and related charges attributable to noncontrolling interest.
•	$2.4 million tax expense in connection with deferred and foreign uncertain tax position adjustments.

Reconciliations of amounts on a GAAP basis to Adjusted amounts are presented in the Non-GAAP Reconciliation tables at the end of this release and identify and quantify all excluded items.

Conference Call Information

Interested stockholders are invited to listen to the third quarter 2021 earnings conference call scheduled for today, November 3, 2021, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed by logging onto https://investor.stevemadden.com. An online archive of the broadcast will be available within two hours of the conclusion of the call and will remain available for 12 months following the live call.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, GREATS®, BB Dakota® and Mad Love®, Steve Madden is a licensee of various brands, including Anne Klein® and Superga®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains, mass merchants and online retailers. Steve Madden also operates retail stores and e-commerce websites. Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including outerwear, loungewear, eyewear, hosiery, jewelry, watches, sunglasses, fragrance, luggage, bedding and bath products. For local store information and the latest Steve Madden boots, booties, pumps, fashion sneakers, dress shoes, sandals, slippers and more, visit http://www.stevemadden.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, or “estimate”, and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

•	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or pandemic (COVID-19), which may cause disruption to the Company’s business operations for an indeterminable period of time;
•	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
•	the Company’s ability to compete effectively in a highly competitive market;
•	the Company’s ability to adapt its business model to rapid changes in the retail industry;
•	the Company’s dependence on the retention and hiring of key personnel;
•	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
•	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as meet the Company’s quality standards;
•	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
•	disruptions to product delivery systems and the Company’s ability to properly manage inventory;
•	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
•	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
•	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
•	additional tax liabilities resulting from audits by various taxing authorities;
•	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
•	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net sales	$525,067	$342,830	$1,278,765	$839,877
Commission and licensing fee income	3,675	4,037	8,896	8,970
Total revenue	528,742	346,867	1,287,661	848,847
Cost of sales	308,744	206,990	758,504	519,618
Gross profit	219,998	139,877	529,157	329,229
Operating expenses	131,580	102,968	363,888	302,753
Impairment of fixed assets and lease right-of-use assets	—	6,897	1,089	36,896
Impairment of intangibles	—	33,010	—	42,528
Income/(loss) from operations	88,418	(2,998)	164,180	(52,948)
Interest and other (expense)/income – net	(202)	88	(1,016)	1,491
Income/(loss) before provision (benefit) for income taxes	88,216	(2,910)	163,164	(51,457)
Provision/(benefit) for income taxes	21,551	4,236	36,827	(9,366)
Net income/(loss)	66,665	(7,146)	126,337	(42,091)
Less: net income/(loss) attributable to noncontrolling interest	22	(195)	1,645	(1,103)
Net income/(loss) attributable to Steven Madden, Ltd.	$66,643	$(6,951)	$124,692	$(40,988)

Basic net income/(loss) per share	$0.85	$(0.09)	$1.58	$(0.52)

Diluted net income/(loss) per share	$0.82	$(0.09)	$1.53	$(0.52)

Basic weighted average common shares outstanding	78,129	78,560	78,686	78,650

Diluted weighted average common shares outstanding	81,307	78,560	81,754	78,650

Cash dividends declared per common share	$0.15	$—	$0.45	$0.15

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of
	September 30, 2021	December 31, 2020	September 30, 2020
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$219,523	$247,864	$223,820
Short-term investments	40,390	39,302	33,332
Accounts receivable, net of allowances	36,524	25,044	33,526
Factor accounts receivable	347,748	252,671	232,876
Inventories	201,198	101,420	109,683
Prepaid expenses and other current assets	19,182	17,415	13,477
Income tax receivable and prepaid taxes	16,536	14,525	1,120
Total current assets	881,101	698,241	647,834
Note receivable – related party	891	1,180	1,274
Property and equipment, net	36,843	43,268	43,130
Operating lease right-of-use asset	90,832	101,379	111,732
Deposits and other	4,332	4,822	2,660
Deferred taxes	4,964	5,415	14,686
Goodwill – net	167,957	168,265	166,794
Intangibles – net	113,140	115,191	116,300
Total Assets	$1,300,060	$1,137,761	$1,104,410
LIABILITIES
Current liabilities:
Accounts payable	$121,838	$73,904	$65,666
Accrued expenses	210,985	118,083	112,579
Operating leases – current portion	32,063	34,257	36,212
Income taxes payable	7,194	5,799	—
Contingent considerations – current portion	3,660	—	—
Accrued incentive compensation	12,834	3,873	3,615
Total current liabilities	388,574	235,916	218,072
Contingent considerations – long term portion	4,381	207	1,420
Operating leases – long-term portion	85,358	98,592	107,973
Deferred taxes	2,563	2,562	3,054
Other liabilities	12,004	10,115	6,151
Total Liabilities	492,880	347,392	336,670
STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	798,830	776,586	756,120
Noncontrolling interest	8,350	13,783	11,620
Total stockholders’ equity	807,180	790,369	767,740
Total Liabilities and Stockholders’ Equity	$1,300,060	$1,137,761	$1,104,410

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
Cash flows from operating activities:
Net income/(loss)	$126,337	$(42,091)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Stock-based compensation	16,696	16,939
Depreciation and amortization	11,611	13,235
Loss on disposal of fixed assets	449	473
Impairment of intangibles	—	42,528
Impairment of lease right-of-use asset and fixed assets	1,089	36,896
Deferred taxes	452	(17,509)
Accrued interest on note receivable - related party	(18)	(24)
Notes receivable - related party	307	308
Change in valuation of contingent considerations	7,834	(5,020)
Gain on sale of trademark	(8,000)	—
Recovery of receivables, related to the Payless ShoeSource bankruptcy	(919)	—
Changes, net of acquisitions, in:
Accounts receivable	(10,561)	4,640
Factor accounts receivable	(95,077)	(16,405)
Inventories	(99,778)	27,213
Prepaid expenses, income tax receivables, prepaid taxes, and other current assets	(2,638)	7,691
Accounts payable and accrued expenses	143,111	(54,156)
Accrued incentive compensation	8,961	(7,319)
Leases and other liabilities	(3,672)	(6,792)
Net cash provided by operating activities	96,184	607

Cash flows from investing activities:
Capital expenditures	(4,599)	(5,496)
Proceeds from sale of a trademark	8,000	—
Purchases of short-term investments	(43,376)	(41,223)
Maturity/sale of short-term investments	42,383	47,243
Net cash provided by investing activities	2,408	524

Cash flows from financing activities:
Proceeds from exercise of stock options	7,232	960
Investment of noncontrolling interest	—	359
Distribution of noncontrolling interest earnings	(2,859)	—
Acquisition of incremental ownership of joint ventures	(19,127)	—
Common stock purchased for treasury	(74,685)	(29,796)
Cash dividends paid on common stock	(36,990)	(12,459)
Advances from factor	—	176,784
Repayments of advances from factor	—	(176,784)
Net cash used in financing activities	(126,429)	(40,936)
Effect of exchange rate changes on cash and cash equivalents	(504)	(476)
Net decrease in cash and cash equivalents	(28,341)	(40,281)
Cash and cash equivalents – beginning of period	247,864	264,101
Cash and cash equivalents – end of period	$219,523	$223,820

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP operating expenses	$131,580	$102,968	$363,888	$302,753

Expense in connection with payments related to rent restructuring of various leases and lease terminations	—	(8,746)	(9,505)	(8,888)

Recovery in connection with the Payless ShoeSource bankruptcy	—	—	917	—

Expense in connection with restructuring and related charges	—	(978)	(1,294)	(6,392)

Benefit/(expense) in connection with the change in valuation of contingent considerations	—	409	(7,834)	5,020

Expense in connection with benefits provided to furloughed employees	—	—	—	(1,991)

Expense in connection with loan receivable	—	—	—	(697)

Sale of trademark	—	—	8,000	—

Adjusted operating expenses	$131,580	$93,653	$354,172	$289,805

Table 2 - Reconciliation of GAAP income/(loss) from operations to Adjusted income from operations

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP income/(loss) from operations	$88,418	$(2,998)	$164,180	$(52,948)

Expense in connection with payments related to rent restructuring of various leases and lease terminations	—	8,746	9,505	8,888

Recovery in connection with the Payless ShoeSource bankruptcy	—	—	(917)	—

Expense in connection with restructuring and related charges	—	978	1,294	6,392

Impairment of fixed assets and lease right-of-use assets	—	6,897	1,089	36,895

(Benefit)/expense in connection with the change in valuation of contingent considerations	—	(409)	7,834	(5,020)

Expense in connection with benefits provided to furloughed employees	—	—	—	1,991

Expense in connection with loan receivable	—	—	—	697

Sale of trademark	—	—	(8,000)	—

Impairment of certain trademarks	—	33,010	—	42,528

Adjusted income from operations	$88,418	$46,224	$174,985	$39,423

Table 3 - Reconciliation of GAAP interest and other (expense)/income, net to Adjusted interest and other (expense)/income, net

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP interest and other (expense)/income, net	$(202)	$88	$(1,016)	$1,491

Write-off of investment	—	—	500	—

Adjusted interest and other (expense)/income, net	$(202)	$88	$(516)	$1,491

Table 4 - Reconciliation of GAAP provision/(benefit) for income taxes to Adjusted provision for income taxes

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP provision/(benefit) for income taxes	$21,551	$4,236	$36,827	$(9,366)

Tax effect of expense in connection with payments related to rent restructuring of various leases and lease terminations	—	2,071	2,251	2,105

Tax effect of recovery in connection with the Payless ShoeSource bankruptcy	—	—	(201)	—

Tax effect of expense in connection with restructuring and related charges	—	232	305	1,515

Tax effect of impairment of fixed assets and lease right-of-use assets	—	1,702	275	8,945

Tax effect of (benefit)/expense in connection with the change in valuation of contingent considerations	—	(97)	1,853	(1,189)

Tax effect of expense in connection with benefits provided to furloughed employees	—	—	—	472

Tax effect of expense in connection with provision for loan receivable	—	—	—	165

Tax effect of write-off of investment	—	—	118	—

Tax effect of sale of trademark	—	—	(1,893)	—

Tax effect of impairment of certain trademarks	—	7,817	—	10,071

Tax expense in connection with deferred and foreign uncertain tax position adjustments	—	(2,393)	—	(2,393)

Adjusted provision for income taxes	$21,551	$13,568	$39,535	$10,325

Table 5 - Reconciliation of GAAP net income/(loss) attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP net income/(loss) attributable to noncontrolling interest	$22	$(195)	$1,645	$(1,103)

Adjustments attributable to noncontrolling interest	—	1,161	24	1,631

Adjusted net income attributable to noncontrolling interest	$22	$966	$1,669	$528

Table 6 - Reconciliation of GAAP income/(loss) attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP net income/(loss) attributable to Steven Madden, Ltd.	$66,643	$(6,951)	$124,692	$(40,988)

After-tax impact of expense in connection with payments related to rent restructuring of various leases and lease terminations	—	6,675	7,254	6,784

After-tax impact of recovery in connection with the Payless ShoeSource bankruptcy	—	—	(716)	—

After-tax impact of expense in connection with restructuring and related charges	—	746	988	4,876

After-tax impact of impairment of fixed assets and lease right-of-use assets	—	5,194	814	27,949

After-tax impact of (benefit)/expense in connection with the change in valuation of contingent considerations	—	(312)	5,980	(3,831)

After-tax impact of expense in connection with benefits provided to furloughed employees	—	—	—	1,520

After-tax impact of expense in connection with provision for loan receivable	—	—	—	532

After-tax impact of write-off of investment	—	—	382	—

After-tax impact of sale of trademark	—	—	(6,107)	—

After-tax impact of impairment of certain trademarks	—	25,193	—	32,458

Tax expense in connection with deferred and foreign uncertain tax position adjustments	—	2,393	—	2,393

Less: Adjustments attributable to noncontrolling interest	—	(1,161)	(24)	(1,631)

Adjusted net income attributable to Steven Madden, Ltd.	$66,643	$31,777	$133,263	$30,062

GAAP diluted income/(loss) per share	$0.82	$(0.09)	$1.53	$(0.52)

Adjusted diluted income per share	$0.82	$0.39	$1.63	$0.37

Adjusted diluted weighted average shares outstanding	81,307	80,701	81,754	81,047

Contact

Steven Madden, Ltd.

Director of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com